UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 9, 2017

The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Effective November 9, 2017, Geno Germano, age 56, was appointed to the Board of Directors (the “Board”) of The Medicines Company (the “Company”). Mr. Germano will serve as a Class I director with a term expiring at the Company’s 2018 annual meeting of stockholders.

Mr. Germano was most recently President of Intrexon Corporation, a leader in synthetic biology, from June 1, 2016 to March 2017. As President, Mr. Germano led Intrexon's management team and commercialization efforts utilizing Intrexon's technology platform for biologically-based solutions across a broad range of industries, including health, consumer, energy, environment and food.

Mr. Germano has over 30 years of experience in the pharmaceutical industry and a consistent track record of improving operating performance and increasing shareholder value. He held numerous leadership roles in multiple therapeutic categories and global markets at Pfizer, Wyeth and Johnson & Johnson. Prior to joining Intrexon, he was Group President of Pfizer's Global Innovative Pharma Business, where he consistently grew this $14 billion global business and guided the development of an extensive portfolio of late-stage development candidates in the cardiovascular, metabolic disease, neuroscience, inflammation, immunology, and rare diseases therapeutic areas. Mr. Germano was also Co-Chair of the Portfolio Strategy and Investment Committee focused on maximizing the return on research and development investment across the Pfizer portfolio. Previously, Mr. Germano served as President and General Manager of Pfizer's Specialty Care and Oncology business units where he led commercial, medical, and post proof-of-concept pipeline strategy and development across global markets, as well as held responsibility for driving P&L growth and pipeline value through disciplined portfolio management. In addition, while in this role he directed the integration of Wyeth and Pfizer Specialty Care and Vaccines Businesses and developed top talent within the organization focusing on the leadership team.

Prior to joining Pfizer, Mr. Germano held numerous executive and leadership roles at Wyeth Pharmaceuticals, including President of Wyeth U.S., where he was responsible for delivery of operational results across four business units, as well as President of its Global Pharmaceutical and Women's Healthcare Business. Mr. Germano has been a member of the Group of Fifty (G50) and served on the Board of the Biotechnology Innovation Organization, where he was a member of the Executive Committee and Chaired the International Committee. He continues to serve on the Advisory Board of the Healthcare Businesswomen's Association and as a Trustee of the Albany College of Pharmacy, where he received his Bachelor of Science degree in Pharmacy. Mr. Germano was formerly a Director of Zoetis Inc. and member of its Compensation Committee. He is currently a director of Bioverativ Inc. and a member of its Compensation Committee, and a Director of Sage Therapeutics and a member of its Nominating Committee.

The Board determined that Mr. Germano qualifies as an independent director under the rules of the U.S. Securities and Exchange Commission and the listing standards of the NASDAQ Stock Market. There are no arrangements or understandings between Mr. Germano and any other person pursuant to which he was selected as a director, and there are no transactions involving Mr. Germano that would be required to be reported under Item 404(a) of Regulation S-K.

(d)

On November 13, 2017, Fredric N. Eshelman, PharmD., was appointed the Executive Chairman of the Company. Dr. Eshelman will assume the responsibilities customary for an Executive Chairman, including, without limitation, general oversight of the Company’s operations and its strategic planning, business development and investor communications initiatives, as carried out by the Company's senior management, subject in all cases to the direction of the Board.

Dr. Eshelman, age 68, served as the non-executive Chairman of the Board from August 2015 until November 2017. Dr. Eshelman has more than 35 years of strategic development, executive, operational and financial leadership experience in the pharmaceutical and healthcare industries. Dr. Eshelman was the founder of Pharmaceutical Product Development, Inc. (PPD) and founding chairman of Furiex Pharmaceuticals, Inc. In 2014, Dr. Eshelman founded Eshelman Ventures, LLC, an investment company focused on healthcare companies. From 2009 to 2014, Dr. Eshelman served as Chairman of the Board of Furiex. From 2009 to 2011, he served as Executive Chairman of PPD. He also served as Chief Executive Officer of PPD from 1990 to 2009 and as Vice Chairman of its Board of Directors from 1993 to 2009. Dr. Eshelman currently serves on the board of directors of Valeant Pharmaceuticals International, Inc., G1 Therapeutics, Inc. and certain private companies.
Dr. Eshelman has served on the executive committee of the Medical Foundation of North Carolina, was on the Board of Trustees for UNC-W and in 2011 was appointed by the NC General Assembly to serve on the Board of Governors for the state's multi-campus university system as well as the NC Biotechnology Center. In addition, he chairs the board of visitors for the School of Pharmacy at UNC-CH. One of the top pharmacy programs in the United States, in May 2008 the school was named the UNC Eshelman School of Pharmacy in recognition of his many contributions to the school and the profession. Dr. Eshelman has received many awards including the Davie and Distinguished Service Awards from UNC and Outstanding Alumnus from both the UNC and University of Cincinnati schools of pharmacy, as well as the NC Entrepreneur Hall of Fame Award. He has received the doctor of pharmacy from the University of Cincinnati, completed a residency at Cincinnati General Hospital and a BS in pharmacy from UNC-CH. He is a graduate of the OPM program at Harvard Business School.
Dr. Eshelman will continue to serve as a Director and as the Chairman of the Board of the Company. In his capacity as Executive Chairman, Dr. Eshelman will receive no additional compensation in excess of the compensation he received in his capacity as non-executive Chairman of the Board.

The Company issued a press release with respect to Mr. Germano’s and Dr. Eshelman’s appointments, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As reported above, effective November 13, 2017, Fredric N. Eshelman, PharmD., assumed the role of Executive Chairman of the Company. Effective November 13, 2017, the Board amended the Company’s bylaws (the “Amendment”) to clarify that the Board can assign the supervision of the Company’s business to an officer designated by the Board as Executive Chairman.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d)    Exhibits

3.2	Amendment to the Second Amended and Restated Bylaws of the Company, approved, adopted and effective as of November 13, 2017

99.1	Press release dated November 15, 2017 entitled "The Medicines Company Names Dr. Fred Eshelman as Executive Chairman; appoints Geno Germano to its Board of Directors"

Exhibit Index

Exhibit No.	Description
3.2	Amendment to the Second Amended and Restated Bylaws of the Company, approved, adopted and effective as of November 13, 2017
99.1	Press release dated November 15, 2017 entitled "The Medicines Company Names Dr. Fred Eshelman as Executive Chairman; appoints Geno Germano to its Board of Directors"

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date:  November 15, 2017
By:    /s/ Stephen M. Rodin
Stephen M. Rodin
Executive Vice President and General Counsel